UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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IOMAI CORPORATION

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IOMAI CORPORATION
]20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 27, 2007

We cordially invite you to attend our 2007 Annual Meeting of the Stockholders to be held at 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878 at 9:00 a.m. on June 5, 2007 for the following purposes:

1.	To elect F. Weller Meyer and R. Gordon Douglas as directors to hold office for terms of three years and until their respective successors are elected and qualified.

2.	To approve the amendment and restatement of our 2005 Incentive Plan.

3.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on April 13, 2007 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at our principal executive offices at 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878.

By order of the board of directors,

Russell P. Wilson,
Secretary

Proxy Material Mailing Date: April 27, 2007

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

IOMAI CORPORATION
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
Telephone: (301) 556-4500

PROXY STATEMENT

This proxy statement contains information about the 2007 Annual Meeting of stockholders of Iomai Corporation, including any postponements or adjournments of the meeting. The meeting will be held at our offices at 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878 on June 5, 2007 at 9:00 a.m., local time.

In this proxy statement, we refer to Iomai Corporation as “Iomai” “us” or the “Company.”

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors. Our annual report for the year ended December 31, 2006 was first mailed to stockholders, along with these proxy materials, on or about April 27, 2007.

Our annual report on Form 10-K for the year ended December 31, 2006 is available over the Internet at our website, http://www.iomai.com, or through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, write to Investor Relations, Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.

Who can vote?
Each share of our common stock that you owned as of the close of business on April 13, 2007, the record date, entitles you to one vote on each matter to be voted upon at the meeting. On the record date, there were 25,509,399 shares of Iomai common stock issued, outstanding and entitled to vote.

How do I vote?	If your shares are registered directly in your name, you may vote:

•     Over the Internet. Go to the website indicated on your enclosed proxy card and follow the instructions you find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the Internet, your vote must be received by 11:59 p.m. on June 4, 2007.

•     By Mail.  Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to the address indicated on your proxy card. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

• In Person at the Meeting. If you attend the meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held for your account by a broker or other nominee), you may vote:

• Over the Internet. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet.

• By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•     In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

What is the difference between holding shares directly in my name and holding shares in “street name”?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record.” This proxy statement, annual report and proxy card have been sent directly to you for Iomai by ADP.

If your shares are held for you in an account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name.” This proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

How can I change my vote?	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

• Vote over the Internet as instructed above. Only your latest Internet vote is counted.

• Sign a new proxy and submit it as instructed above.

• Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the annual meeting if you deliver a legal proxy as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or return your proxy or vote by ballot at the meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, to elect directors, is considered a routine matter. Proposal 2, to approve an amendment to our 2005 Incentive Plan, is considered a non-routine matter. Your brokerage firm cannot vote your shares with respect to Proposal 2 unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?
It means that you have more than one account, which may be at the transfer agent or stockbrokers. Please vote over the Internet or complete and return ALL proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the meeting?
A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?	Proposal 1 – Elect two Class II directors, each for a term of three years

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 1. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2 – Approve an amendment to our 2005 Incentive Plan to increase the number of shares authorized for issuance under the Plan from 1,890,000 shares to 2,740,000.

To approve Proposal 2, stockholders holding a majority of Iomai common stock present or represented by proxy at the meeting and entitled to vote on this matter must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 2 and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of the Proposal, and will have the same effect as a vote against the Proposal.

How does the Board of Directors recommend that I vote?	Our Board of Directors recommends that you vote:

• FOR Proposal 1 – elect two directors, each for a term of three years

• FOR Proposal 2 – approve an amendment to our 2005 Incentive Plan to increase the number of shares authorized for issuance.

Are there other matters to be voted on at the meeting?
We do not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the meeting?
We will announce preliminary voting results at the meeting. We will publish final results in our quarterly report on Form 10-Q for the second quarter of 2007, which we are required to file with the Securities and Exchange Commission by August 14, 2007. To request a printed copy of the Form 10-Q write to Investor Relations, Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878. You will also be able to find a copy on the Internet through our website at http://www.iomai.com or through the SEC’s electronic data system called EDGAR at http://www.sec.gov.

What are the costs of soliciting these proxies?
We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board, upon recommendation of the Corporate Governance Committee, has nominated the two people listed below for election as Class II directors. Each nominee currently serves as a Class II director. The Board of Directors recommends a vote FOR the nominees named below.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The number of directors on the Board is currently fixed at seven members. Two current members, Richard Douglas and Thomas Martin Vernon, Jr., are Class III directors, with terms expiring at the 2008 annual meeting. Two current members, Stanley C. Erck and M. James Barrett, are Class I directors, with terms expiring at the 2009 annual meeting. Three current members are Class II directors, with terms expiring at the 2007 annual meeting. Jeff Himawan will be departing as a director when his term expires on the date of the 2007 annual meeting. R. Gordon Douglas and F. Weller Meyer, the remaining Class II directors, have been nominated for re-election to a term of office expiring in 2010. James Young resigned as a director on July 5, 2006. The Board has determined to only nominate two people as Class II directors and plans to fix the Board at six members in order to keep each class the same size and because we do not believe it is critical to keep the Board at seven members at this time. Proxies cannot be voted for a greater number of persons than the number of nominees named (two persons).

For more information on nomination of directors, see “Corporate Governance Committee” below in the section entitled “Committees of the Board” in the discussion of “Our Corporate Governance.”

The persons named in the enclosed proxy will vote your shares to elect as Class II directors, R. Gordon Douglas and F. Weller Meyer the two nominees listed below, unless you indicate on the proxy that your vote should be withheld from any or all of these nominees. If they are elected, Dr. G. Douglas and Mr. Meyer will hold office until the 2010 annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our executive officers, directors or nominees for directors.

Below are the names and certain information about each member of the Board of Directors, including the nominees for election as Class II directors:

NOMINEES FOR CLASS II DIRECTORS – TERMS TO EXPIRE IN 2010

R. Gordon Douglas, M.D. Age: 73 President, Merck Vaccines (Retired) Director since 2003 Audit Committee Member Compensation Committee Member	Dr. Douglas has served as a Director since January 2003. Since May 1999, Dr. Douglas has served as a consultant to the Vaccine Research Center at the National Institute of Health and serves on the Boards of Directors of Advancis Pharmaceutical Corp., Vical, Inc., Elusys Therapeutics, Inc., VaxInnate, Inc., and the Aeras Global TB Vaccine Foundation. Dr. Douglas was President of Merck Vaccines, responsible for the research, development, manufacturing, and marketing of Merck’s vaccine products until May 1999. Prior to joining Merck in 1989, Dr. Douglas had a distinguished career as a physician and academician, specializing in infectious diseases. From 1982 to 1990, he was a Professor of Medicine and Chairman of the Department of Medicine at Cornell University Medical College and Physician in Chief of New York Hospital. He also served as Head of the Infectious Disease Unit at the University of Rochester School of Medicine. Dr. Douglas is a graduate of Princeton University and Cornell University Medical College. He received his medical staff training at New York Hospital and Johns Hopkins Hospital.

F. Weller Meyer Age: 64 President & CEO, Acacia Federal Savings Bank Director since 2006 Audit Committee Chairman Corporate Governance Committee Member	Mr. Meyer has served as a Director since July 2006. Mr. Meyer is the Chairman, President and Chief Executive Officer of Acacia Federal Savings Bank. He has led Acacia Federal for almost two decades, overseeing its rise from a bank with assets of $43 million to a $1.33 billion institution. In addition to serving as Chairman, Mr. Meyer is also a member of the bank’s Executive, Investment and Loan Committees. He is the immediate past chairman of the board of the American’s Community Bankers, a national banking trade association, and has testified before Congress on issues of legislation and banking regulations. Mr. Meyer is also a member of the Thrift Institutions Advisory Council (TIAC) to the Federal Reserve and began serving as vice president of the TIAC in 2007. In 1998, he was first appointed a member of the TIAC and in 2000, he served as president of this key financial advisory group. The published author of five books on mortgage and real estate finance, Mr. Meyer graduated from the University of Maryland and completed graduate studies at the American University and the University of Maryland. Mr. Meyer is currently a director of the Calvert Group, Ltd.

CLASS III DIRECTORS – TERMS TO EXPIRE IN 2008

Richard Douglas, Ph.D. Age: 54 Sr. Vice President, Corporate Development, Genzyme Corporation Director since 2002 Audit Committee Member Corporate Governance Committee Member	Dr. Douglas has served as a Director since January 2002. Dr. Douglas has over 25 years of biotechnology experience and he is currently Senior Vice President, Corporate Development of Genzyme Corporation. From 1989 until the present, he has led the Corporate Development function at Genzyme Corporation, including being active in mergers & acquisitions, partnering, licensing and the evaluation of external opportunities. From 1982 until its merger with Genzyme Corporation in 1989, Dr. Douglas served in science and corporate development capacities at Integrated Genetics. Dr. Douglas was a postdoctoral fellow at the California Institute of Technology. He received a Ph.D. from the University of California (Berkeley) in biochemistry and a B.S. in chemistry from the University of Michigan.

Thomas Martin Vernon, Jr., M.D. Age: 68 Vice President, Policy, Public Health & Medical, Affairs, Merck Vaccines (Retired) Director since 2006	Dr. Vernon has served as a Director since July 2006. Dr. Vernon served Merck & Co.’s vaccine division as Vice President for Policy, Public Health and Medical Affairs until 2004. Since then, he has consulted on public health and vaccine policy affairs for Chiron Corp., MedImmune Inc. and Digene Corp. Dr. Vernon has extensive experience in public health, both during this decade-long tenure at Merck and in his previous experience as director of health and human services at the Pew Charitable Trusts and Executive Director of the Colorado Department of Health. He served as president of the Association of State and Territorial Health Officials and current serves as the chairman of boards of directors of the American Social Health Association and the National Center for Healthy Housing. Dr. Vernon is a member of the CDC Foundation National Advocacy Council and has served on the board of directors of the Partnership for Prevention and the National Center for Genome Resources. A graduate of Harvard Medical School, Dr. Vernon is board-certified in internal medicine.

CLASS I DIRECTORS – TERMS TO EXPIRE IN 2009

M. James Barrett, Ph.D. Age: 64 General Partner, New Enterprise Associates Director since 2002 Chairman of the Board since 2003 Compensation Committee Chairman Corporate Governance Committee Chairman	Dr. Barrett has served as a Director since December 2002 and as Chairman of the Board since January 2003. Dr. Barrett has served as a general partner of New Enterprise Associates (NEA), a venture capital management firm, since September 2001. Dr. Barrett is currently on the boards of Cardioxyl Pharmaceuticals, CoGenesys, Inc., GlycoMimetics, Inc., Inhibitex, Inc., Macroflux Corporation, Nucleonics, Inc., Peptimmune, Inc., Pharmion Corporation, Ruxton Pharmaceuticals, Sensors for Medicine and Science, Inc., Supernus Pharmaceuticals, Inc., Targacept, Inc. and YM Biosciences. He also serves on the board of MedImmune, Inc. Dr. Barrett served as Founder, Chairman and CEO of Sensors for Medicine and Science from 1997 until September 2001, where he remains Chairman. Prior to that, he was Chairman and CEO of Genetic Therapy (1987 – 1995), President and CEO of Life Technologies (1985 – 1987), and President and CEO of Bethesda Research Labs (1982 – 1983). Prior to 1982, Dr. Barrett worked in various divisions of SmithKline. Dr. Barrett received a Ph.D. in Biochemistry at the University of Tennessee, a Masters in Business Administration from the University of Santa Clara, and a Bachelor of Science in Chemistry from Boston College.

Stanley C. Erck Age: 59 Chief Executive Officer & President, Iomai Corporation Director since 2000	Mr. Erck has served as President, Chief Executive Officer and Director since May 2000. Mr. Erck has 30 years of management experience in healthcare and biotechnology. Mr. Erck has worked at Baxter International, Procept, and Integrated Genetics. Mr. Erck has a B.S. from the University of Illinois and an M.B.A. from the University of Chicago. Mr. Erck serves on the board of MaxCyte, Inc.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Iomai to achieve business success and to create value for our stockholders. Our Board of Directors is committed to high governance standards and to continually work to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board of Directors

The Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our long and short term strategic and business planning, and reviews with management its business plan, financing plans, budget and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Our Chairman of the Board and our General Counsel engages with each new Board member to introduce each new member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors handbook that provides them with a summary of these practices and policies.

In 2006, the Board of Directors met 6 times and took action by written consent 3 times. During 2006, each of our current directors attended at least 75% of the total number of meetings of the Board of Directors and all meetings of committees of the Board on which the director served, except Mr. Meyer attended less than 75% of the total number of Board meetings held after he was elected director. We expect our Board members to attend our annual meetings of stockholders; in 2006 all of our then current Board members attended our annual meeting. We expect our Board members to attend the 2007 annual meeting.

Governance Guidelines

The Board is guided by Guidelines on Significant Corporate Governance Issues. We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews these Guidelines from time to time, as needed. The Guidelines are posted on the corporate governance section of our website at http://www.iomai.com.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Chairman of the Board surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Chairman assesses the Board’s performance, and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Iomai. Each of the Board’s standing committees also conducts annual self-evaluations.

Also, at each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and conduct of the meeting and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics

The Board of Directors originally adopted our Code of Business Conduct and Ethics in 2005. The Code applies to all members of the Board and all employees of Iomai, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code also contains additional obligations for our chief executive officer. Our Code is posted on the corporate governance section of our website at http://www.iomai.com. We intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our Code. Stockholders may request a free copy of our Code by writing to Investor Relations, Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878.

Independence of Directors

Our Governance Guidelines provide that a majority of the Board as a whole should be composed of independent directors. The Corporate Governance Committee annually reviews the independence of the directors, reports to the Board which directors it recommends that the Board determine are independent and the Board makes the determination. The Board takes into account NASDAQ stock market listing standards, applicable laws and regulations and other factors in making its determinations. The Board has determined that Dr. Barrett, Dr. R. Gordon Douglas, Dr. Richard Douglas, Dr. Himawan, Dr. Vernon and Mr. Meyer are currently independent directors and that Mr. Erck is currently not an independent director.

Executive Sessions of Independent Directors

In 2006, directors who were independent under the NASDAQ stock market listing standards met in executive session without management present at one regularly scheduled Board meeting. For 2007, the independent directors have met and plan to meet in executive session without management present at most regularly scheduled Board meetings.

Committees of the Board

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit Committee

Members:	Meetings in 2006: 5
F. Weller Meyer, Chairman
R. Gordon Douglas, M.D.
Richard Douglas, Ph.D.

The Audit Committee consists entirely of independent directors within the meaning of the NASDAQ stock market listing standards, including the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, each of whom satisfies the other requirements of the NASDAQ stock market relating to Audit Committee members. The Board of Directors has determined that F. Weller Meyer, Chair of the Committee, and an independent director, qualifies as an audit committee financial expert. For the period of January 1, 2006 through July 5, 2006, the Audit Committee consisted of three independent directors: R. Gordon Douglas (Chair), Richard Douglas and Jeff Himawan. On July 5, 2006, F. Weller Meyer replaced Dr. Himawan on the Committee and was named Chairman of the Committee.

The Audit Committee’s primary function is to assist the Board in monitoring the integrity of our financial statements and our systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and monitoring the performance of our independent registered public accounting firm. The Committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and compliance processes.

The Audit Committee members meet regularly with our independent registered public accounting firm without management present and with members of management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Committee, including any significant issues or disagreements concerning our accounting practices or financial statements. The Committee conducts a meeting each quarter to review the financial statements prior to the public release of earnings. The Audit Committee charter is posted on the corporate governance section of our website at http://www.iomai.com. The Committee has the authority to engage special legal, accounting or other consultants to advise the Committee. Please also see the Audit Committee Report at page 25, below.

Compensation Committee

Members:	Meetings in 2006: 2
M. James Barrett, Ph.D., Chairman	Actions by Written Consent in 2006: 2
R. Gordon Douglas, M.D.
Jeff Himawan, Ph.D.

Our Compensation Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. For the period of January 1, 2006 through July 5, 2006, the Compensation Committee consisted of three independent directors: M. James Barrett (Chair), Jeff Himawan and James Young. On July 5, 2006, R. Gordon Douglas replaced Dr. Young on the Committee. The Committee’s primary responsibilities are to address chief executive officer, executive officer, and key employee development, retention, performance, succession planning, and to oversee compensation and benefit matters. It reviews the qualifications of the executive officers and nominates executive officers for election by the Board. It reviews and approves compensation policy for Iomai to ensure that our compensation strategy supports organizational objectives and stockholder interests, and considers appropriate companies for compensation comparison purposes. The Committee determines the compensation of the chief executive officer and reviews and approves the compensation of all other executive officers. It also reviews and recommends compensation for members of the Board of Directors. Additionally, the Committee approves and recommends, and suggests material changes to, any employee incentive compensation or retirement plans and any director compensation plans.

The Compensation Committee has the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee also has the authority to delegate to subcommittees any responsibilities of the full Committee. The Committee solicits input from our Chief Executive Officer on the performance of other executive officers. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.iomai.com. Please also see the Compensation Discussion and Analysis at page 10 below and the accompanying Compensation Committee Report on Executive Compensation at page 12 below.

Corporate Governance Committee

Members:	Meetings in 2006: 1
M. James Barrett, Ph.D., Chairman	Actions by Written Consent in 2006: 1
Richard Douglas, Ph.D.
Jeff Himawan, Ph.D.
F. Weller Meyer

The Corporate Governance Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. The Corporate Governance Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs. It periodically evaluates the composition of the Board, the contribution of individual directors, and the Board’s effectiveness as a whole. The Committee provides oversight with respect to corporate governance and ethical conduct, and reviews the Company’s ethics and compliance activities under the Company’s Code of Business Conduct and Ethics. For the period of January 1, 2006 to July 5, 2006, our Corporate Governance Committee consisted of three independent directors: M. James Barrett (Chair), Jeff Himawan and James Young. On July 5, 2006, Dr. Young resigned as a director and Richard Douglas and F. Weller Meyer joined the Committee.

The Corporate Governance Committee also recommends to our full Board individuals to serve as directors. The Committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Iomai. The committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of board members who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial board, which include personal and professional integrity; practical wisdom and mature judgment; an inquisitive and objective perspective; and time availability for performing the duties of a director.

In addition, the board as a group is expected to encompass a range of professional competencies relevant to overseeing our business. These professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge and management experience. Finally, candidates should be enthusiastic about service on our board and working collaboratively with existing board members to create value for all of our stockholders.

The Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no otherwise unaffiliated stockholder has ever recommended a director candidate. If the Committee were to receive a recommendation for a director candidate from a stockholder, however, the Committee expects that it would evaluate such a candidate using the criteria described above for evaluating director candidates brought to its attention through other channels. To submit a recommendation for a nomination, a stockholder may write to the Chairman of the Board, Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878.

In addition, our by-laws permit stockholders to nominate individuals, without any action or recommendation by the committee or the Board, for election as directors at an annual stockholder meeting. For a description of this by-law provision, see Additional Information on page 25 of this proxy statement. The charter of the Corporate Governance Committee is posted on the corporate governance section of our website at http://www.iomai.com.

Communications with the Board

You may contact the Board of Directors or any committee of the Board by writing to Board of Directors (or specified committee), Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878 Attention: Chairman of the Board. You should indicate on your correspondence that you are a Iomai stockholder. Communications will be distributed to the Chairman of the Board, the appropriate committee chairman or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive Management will generally determine the proper response to materials of a commercial nature, which generally will not be forwarded to the Chairman of the Board. Complaints regarding accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit Committee and complaints involving matters governed by the code of conduct will be forwarded to the Chair of the Corporate Governance Committee.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Dr. Barrett (Chair), Dr. R. Gordon Douglas and Dr. Himawan. No member of the Compensation Committee was at any time during 2006, or formerly, an officer or employee of Iomai or any subsidiary of Iomai. No executive officer of Iomai has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Iomai or member of our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Iomai, so that they will serve free from undue concerns for liability for actions taken on behalf of Iomai. This indemnification is required under our corporate charter.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our compensation committee makes decisions and recommendations regarding salaries, annual bonuses and equity incentive compensation for our directors and executive officers. It is also responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer and our other executive officers, as well as evaluating their performance in light of those goals and objectives. Based on this evaluation, the compensation committee, either as a committee or together with the other independent directors, determines and approves the chief executive officer’s and other executive officers’ compensation. The committee solicits input from our chief executive officer regarding the performance of the company’s other executive officers. Finally, the compensation committee also administers our incentive compensation and benefit plans.

The chief executive officer reviews our compensation plan annually and compares them to similarly situated companies using publicly available compensation data, such as the Radford Global Life Sciences Survey published by Aon Consulting, Inc., for national and regional companies in the biopharmaceutical industry. Based on these analyses, the chief executive officer recommends a level of compensation to the compensation committee which he views as appropriate to attract, retain and motivate executive talent. The compensation committee, either as a committee or together with the other independent directors, then determines and approves the chief executive officer’s, other executive officers’ and other officers’ compensation.

Our Compensation Objective

Our compensation committee seeks to compensate our executive officers by combining short- and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation.

The compensation committee seeks to tie individual goals to the area of the executive officer’s primary responsibility. These goals may include the achievement of specific research and development, financial or business development goals. The compensation committee seeks to set company performance goals that reach across all business areas and include achievements in research and development, finance/business development and corporate development.

Compensation Components

Our compensation consists primarily of three elements: base salary, annual bonus and long-term equity incentives. We describe each element of compensation in more detail below.

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant experience, taking into account competitive market compensation paid by other companies in our industry for similar positions and the overall market demand for such executives at the time of hire. An executive’s base salary is also determined by reviewing the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually and increased for merit reasons, based on the executives’ success in meeting or exceeding individual performance objectives. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Annual Bonus

Our compensation program includes eligibility for an annual incentive cash bonus. The committee assesses the level of the executive officer’s achievement of meeting individual goals, as well as that executive officer’s contribution towards our long-term, company-wide goals. Given the industry in which we operate and the long time horizons for bringing our products to the market, the compensation committee does not utilize strict target levels for awarding an annual bonus. Instead, our compensation committee may consider factors such as qualitative achievements in research and development, finance/business development and corporate development.

Long-Term Equity Incentives

We believe that equity-based awards allow us to reward executive officers for their sustained contributions to the company. We also believe that equity awards reward continued employment by an executive officer, with an associated benefit to us of employee continuity and retention. The compensation committee believes that incentive stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. Our 1998 Stock Option Plan, 1999 Stock Incentive Plan and 2005 Incentive Plan allow us the opportunity to grant stock options and other equity-based awards. The compensation committee does not award options according to a prescribed formula or target. Since our executive officers generally do not have control over the outcome of certain clinical trials or regulatory approvals, the compensation committee instead generally considers design and management of processes in determining award amounts, as well as position of the executive, the amount of annual bonus paid to the executive officer in cash and the cash position of the company.

Our practice is to make annual equity awards as part of our overall compensation program. A review of each component of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation furthers with our overall philosophy and objectives.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees including health insurance, life and disability insurance, dental insurance and a 401(k) plan, including matching contributions. We also reimburse the Chief Executive Officer up to $36,000, grossed up for taxes, to cover his commuting expenses and pay the premiums on a $500,000 term life insurance policy. Generally in connection with new hires, we grant options to purchase shares of common stock in an amount commensurate with the individual’s experience and the responsibilities of the position. In certain limited instances, as determined on a case-by-case basis, we provide signing and/or performance bonuses for new hires and may reimburse for certain relocation expenses.

Termination Based Compensation

Severance. With the exception of Messrs. Erck, Glenn and Wilson, upon termination of employment, none of our employees are entitled to receive severance payments. For payments due to Messrs. Erck, Glenn and Wilson, please see “Potential Payments Upon Termination or Change in Control.”

Acceleration of vesting of equity-based awards. In the event of a change of control under our 1999 Stock Incentive Plan or 2005 Incentive Plan, certain provisions exist to allow for accelerated of vesting equity awards.

Determination of 2006 Compensation

The Compensation of Our Chief Executive Officer

We entered into an employment agreement with Mr. Erck as of May 18, 2000, which was amended on December 1, 2005. Mr. Erck’s compensation is governed largely by his employment agreement with us. Under that agreement, Mr. Erck earned a salary of $346,710 and a bonus of $187,223 for 2006. In February 2006, we awarded him 250,000 options, which vest over four years.

The Compensation of Our Other Executive Officers

The process for setting the total compensation and the mix of elements for the other executive officers is similar to that used for Mr. Erck. Upon a review of the individual performance measures established for each executive officer, the compensation committee determined that the overall performance of each such executive officer supported awarding the officers base salaries in 2006 in the range of $230,790 to $293,055 and bonuses in the range of $88,277 to $101,104. Additionally, the executive officers were awarded in 2006 125,000 options each, which vest over four years.

Conclusion

Our compensation practices are designed to retain, motivate and reward our executive officers for their performance and contributions to our long-term success.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis,” and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A for filing with the Securities and Exchange Commission.

By the Compensation Committee,
James Barrett (Chair)
Jeff Himawan
R. Gordon Douglas

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation of Our Executive Officers

The following table sets forth information regarding the compensation that we paid to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer and General Counsel and (3) our other most highly compensated executive officer, other than our President and Chief Executive Officer and our Chief Financial Officer and General Counsel, during the year ended December 31, 2006.

					All Other
		Salary	Bonus	Option Awards ($)	Compensation		Total
Name and Principal Position	Year	($)	($)	(1)	($)		($)

Stanley C. Erck	2006	346,710	187,223	847,500	77,144	(2)(3)	1,361,362
Chief Executive Officer
Gregory Glenn, M.D.	2006	293,055	101,104	423,750	21,271	(3)	790,572
Chief Scientific Officer
Russell P. Wilson	2006	230,790	88,277	423,750	21,330	(3)	715,540
Chief Financial Officer

(1)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $5.51, volatility of 70%, expected term of 5 years, risk-free rate of 4.59%, and estimated forfeiture rate of 0%.

(2)	Includes $36,000 in reimbursements to Mr. Erck to cover his commuting expenses, grossed up to $61,803 for the payment of taxes. It also includes $2,705 for premiums on a $500,000 term life insurance policy for Mr. Erck.

(3)	This compensation is comprised of, among other things, our payments of health, life and long-term disability insurance premiums and matching 401(k) contributions for Messrs. Erck, Glenn and Wilson.

Specifically, the health insurance premiums for Messrs. Glenn and Wilson are $13,447 each, and the matching 401(k) contributions for Messrs. Erck, Glenn and Wilson are $6,600 each.

Grants of Plan-Based Awards
The following table shows information regarding grants of equity awards during the fiscal year ended December 31, 2006 to our executive officers named in the Summary Compensation Table.

		All Other Option Awards:	Exercise or Base	Grant Date Fair
		Number of Securities	Price of Option	Value of Option
		Underlying Options	Awards	Awards
Name and Award Type	Grant Date	(#)	($/Sh)	($)(1)

Stanley C. Erck	Feb. 16, 2006	250,000	5.51	785,816
Chief Executive Officer
Gregory Glenn, M.D.	Feb. 16, 2006	125,000	5.51	392,908
Chief Scientific Officer
Russell P. Wilson	Feb. 16, 2006	125,000	5.51	392,908
Chief Financial Officer

(1)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $5.51, volatility of 70%, expected term of 5 years, risk-free rate of 4.59%, and estimated forfeiture rate of 3%.

Our compensation package for named executive officers consists of base salary, an annual bonus and long term equity incentives. In light of our stage of development and the importance of achieving our long- and short-term strategic objectives, considerable emphasis is placed on the annual bonus and long-term equity incentives of the total compensation package. Mr. Erck has an employment agreement providing a minimum base salary. This agreement entitles him to participate in employee benefit and fringe benefit plans and programs made available to executives generally. Additionally, it provides for the reimbursement of reasonable, customary and necessary travel expenses. For our executives, all other compensation items including perquisites comprise a small portion of overall total compensation.

We grant stock options and other equity-based awards to our executive officers under our 1998 Stock Option Plan, our 1999 Stock Incentive Plan and our 2005 Incentive Plan. Our stock option program is designed to directly align the long-term financial interests of our executive officers and our stockholders, to assist in the retention of executive officers by providing meaningful ownership interest in Iomai that vests over time, and to encourage our executive officers to think and act like owners of the business. Our policy is to generally make awards with a four year vesting period. The exercise price for all stock options granted in 2006 equaled the fair market value of the common stock on the date of the grant. We did not grant any awards of common stock, other than options, to executive officers in 2006.

We typically grant stock options to new executive officers when they start employment and on an annual basis and upon promotions to positions of greater responsibility. In determining the size of an annual executive grant we consider the position level, the degree to which the executive’s contributions impacted our results in the past year, the importance of the executive’s skills to our future success, the size of the executive’s current equity position, and competitive market benchmarks.

Outstanding Equity Awards at Fiscal Year-End 2006
The following table shows grants of stock options outstanding on December 31, 2006, the last day of our fiscal year, to each of the executive officers named in the Summary Compensation Table.

			Number of	Number of
			Securities	Securities
			Underlying	Underlying		Option
			Unexercised	Unexercised		Exercise	Option
			Options	Options		Price	Expiration
Name	Plan*	Grant Date	(#) Exercisable	(#) Unexercisable		($)	Date

Stanley C. Erck	1999	Jan. 23, 2003	89,998			0.91	Jan. 23, 2013
Chief Executive Officer	1999	Jan. 23, 2003	278,307	92,769	(1)	0.91	Jan. 23, 2013
	1999	Feb. 26, 2004	46,384	46,385	(2)	0.91	Feb. 26, 2014
	1999	Feb. 17, 2005	23,076	69,230	(3)	0.91	Feb. 17, 2015
	2005	Feb. 16, 2006		250,000	(4)	5.51	Feb. 16, 2016
Gregory Glenn, M.D.	1999	Jan. 23, 2003	221,538	73,846	(5)	0.91	Jan. 23, 2013
Chief Scientific Officer	1999	Feb. 26, 2004	36,923	36,923	(6)	0.91	Feb. 26, 2014
	1999	Feb. 17, 2005	11,538	34,615	(7)	0.91	Feb. 17, 2015
	2005	Feb. 16, 2006		125,000	(8)	5.51	Feb. 16, 2016
Russell P. Wilson	1999	Jan. 23, 2003	15,619			0.91	Jan. 23, 2013
Chief Financial Officer	1999	Jan. 23, 2003	50,626	16,876	(9)	0.91	Jan. 23, 2013
	1999	Feb. 26, 2004	8,437	8,438	(10)	0.91	Feb. 26, 2014
	1999	Feb. 17, 2005	5,769	17,307	(11)	0.91	Feb. 17, 2015
	2005	Feb. 16, 2006		125,000	(12)	5.51	Feb. 16, 2016

*	— the “Plan” column uses the following shorthand: the 1999 Stock Incentive Plan is referred to as “1999” and the 2005 Incentive Plan is referred to as “2005”.

(1)	The option vests with respect to 92,769 additional shares on January 23, 2007, provided Mr. Erck remains employed with us.

(2)	The option vests with respect to 23,193 additional shares on February 26, 2007 and 23,192 additional shares on February 26, 2008; provided Mr. Erck remains employed with us.

(3)	The option vests with respect to 23,077, 23,076 and 23,077 additional shares on February 17, 2007, 2008 and 2009, respectively; provided Mr. Erck remains employed with us.

(4)	The option vests with respect to 62,500 additional shares on each of February 16, 2007, 2008, 2009 and 2010; provided Mr. Erck remains employed with us.

(5)	The option vests with respect to 73,846 additional shares on January 23, 2007; provided Dr. Glenn remains employed with us.

(6)	The option vests with respect to 18,461 additional shares on February 26, 2007 and 18,462 additional shares on February 26, 2008; provided Dr. Glenn remains employed with us.

(7)	The option vests with respect to 11,538 additional shares on each of February 17, 2007 and 2008 and 11,539 additional shares on February 17, 2009; provided Dr. Glenn remains employed with us.

(8)	The option vests with respect to 31,250 additional shares on each of February 16, 2007, 2008, 2009 and 2010; provided Dr. Glenn remains employed with us.

(9)	The option vests with respect to 16,876 additional shares on January 23, 2007, provided Mr. Wilson remains employed with us.

(10)	The option vests with respect to 4,219 additional shares on each of February 26, 2007 and 2008; provided Mr. Wilson remains employed with us.

(11)	The option vests with respect to 5,769 additional shares on each of February 17, 2007, 2008 and 2009; provided Mr. Wilson remains employed with us.

(12)	The option vests with respect to 31,250 additional shares on each of February 16, 2007, 2008, 2009 and 2010; provided Mr. Wilson remains employed with us.

Options Exercised and Stock Vested

None of our executive officers named in the Summary Compensation Table exercised any stock options during the fiscal year ended December 31, 2006.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive officer assuming that the triggering event occurred on December 31, 2006, the last day of our fiscal year. We have assumed a price per share of our common stock of $4.98, which was the closing price of our stock on December 29, 2006, the last trading day of the year.

Our Chief Executive Officer

Under Mr. Erck’s employment agreement, if there is a change of control as defined in the agreement and we terminate Mr. Erck without Cause or if he terminates his employment for Good Reason, he is entitled to a cash payment equal to twice (A) his then current annual base compensation, plus (B) the higher of his target incentive bonus for that year or his actual incentive bonus. Mr Erck also is entitled to coverage under our medical plans for twelve months following the date of termination. In addition, in the event of a change of control, a termination by the company for other than Cause or a termination by Mr. Erck for Good Reason, all of his unvested options immediately vest and become exercisable.

Also, under his employment agreement, in the event of termination without Cause or with Good Reason, Mr. Erck is entitled to a lump sum payment in the amount of his then current base salary, net of any taxes required by law. The company also will continue, for twelve months following his termination, to pay the premiums under the company’s health and/or dental plans for him and his dependents.

Under Mr. Erck’s employment agreement, “Good Reason” means the occurrence of any of the following events:

i.	a material reduction in authority or areas of responsibility;

ii.	his base compensation is reduced by an amount greater than five percent his base compensation prior to such reduction; or

iii.	he ceases to be a member of the board of directors for any reason other than for Cause.

	Termination in Connection
	with a Change of Control,
	or Termination without
Executive Benefits and Payments Upon Termination	Cause or with Good Reason

Base Salary		$693,420
Highest Target Cash Incentive Bonus		$374,446
Number of Previously Unvested Stock Options that Immediately Vest, and their Value upon Termination	458,384 shares at	$848,123
Perquisites and Other Personal Benefits
Health Care		$6,140
Accrued Vacation Pay		$48,006
Total:		$1,970,135

*	We used the following assumptions to calculate these payments:

•	We valued stock options using the closing price of our common stock on the Nasdaq Global Market on December 29, 2006, which was $4.98 per share, utilizing the same assumptions that we utilize under SFAS 123(R) for our financial reporting.
•	We assumed in each case that termination is not for cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and life insurance coverage from another employer within one year of termination or change of control (or, in the case of a termination absent a change in control, within the remaining term of the agreement, if longer) and the executive does not incur legal fees requiring reimbursement from us.
•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.
•	We included the estimated present value of accelerating any award of stock options that is accelerated upon a termination of employment or termination of employment and change of control. On the case of a termination and change of control, we assumed that all such awards would be cashed out at closing. See the table titled “Outstanding Equity Awards at Fiscal Year-End 2006” for information regarding unvested equity awards.
•	We assumed 36 days of accrued vacation for Mr. Erck based on the number of days he had available on December 31, 2006.

Our Other Executive Officers

We have also entered into change of control agreements with Messrs. Glenn and Wilson as of December 1, 2005 that provide that if, after a change of control as defined in their respective agreements, such officer is terminated without Cause or if such officer terminates his employment for Good Reason, each of them is entitled to a cash payment equal to his then current annual base salary, plus the higher of his target incentive bonus for that year or his actual incentive bonus, as well as coverage under our medical plans for twelve months following the date of termination. In addition, any unvested employee stock options granted to either of them after their respective agreements became effective shall immediately vest and become exercisable. The definition of “change of control” for the purposes of these agreements includes, among other things, the acquisition by an individual, entity or group of 40% or more of either our then outstanding common stock or the combined voting power of our outstanding securities.

	Termination in Connection with a
	Change of Control
Executive Benefits and Payments Upon Termination	Dr. Glenn	Mr. Wilson

Base Salary	$293,055	$230,790
Highest Target Cash Incentive Bonus	$101,104	$88,277
Number of Previously Unvested Stock Options that Immediately Vest, and their Value upon Termination	270,384 shares at $591,713	167,621 shares at $173,467
Perquisites and Other Personal Benefits
Health Care	$17,189	$17,189
Accrued Vacation Pay	$40,577	$16,825
Total:	$1,043,638	$526,549

*	We used the following assumptions to calculate these payments:

•	We valued stock options using the closing price of our common stock on the Nasdaq Global Market on December 29, 2006, which was $4.98 per share, utilizing the same assumptions that we utilize under SFAS 123(R) for our financial reporting.

•	We assumed in each case that termination is not for cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and life insurance coverage from another employer within one year of termination or change of control (or, in the case of a termination absent a change in control, within the remaining term of the agreement, if longer) and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•	We included the estimated present value of accelerating any award of stock options that is accelerated upon a termination of employment or termination of employment and change of control. On the case of a termination and change of control, we assumed that all such awards would be cashed out at closing. See the table titled “Outstanding Equity Awards at Fiscal Year-End 2006” for information regarding unvested equity awards.

•	We assumed 36 days of accrued vacation for Dr. Glenn and 19 days of accrued vacation for Mr. Wilson based on the number of days each had available on December 31, 2006.

Change of Control Arrangements Under Our 2005 Incentive Plan

Under our 2005 Incentive Plan, in the event of a termination of our outstanding options in connection with a corporate transaction, where outstanding options are not assumed or substituted, all outstanding options shall become fully exercisable immediately prior to their termination.

Under our 2005 Incentive Plan, a “change of control” means the occurrence of any of the following events:

(i) the acquisition by a Person (defined as an individual, entity or group, including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of Stock (or the Outstanding Company Stock) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (or the Outstanding Company Voting Securities). The following will not constitute a change of control: (1) any acquisition directly from the company; (2) any acquisition by the company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the company or its direct or indirect subsidiaries;

(ii) the individuals who, as of November 17, 2005, constituted the board of directors (or the Incumbent Directors) cease for any reason to constitute at least a majority of the board of directors. However, any individual who becomes a member of the board of directors subsequent to November 17, 2005 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors, or a committee of the board of directors delegated the authority to elect or nominate directors by a vote of at least a majority of the Incumbent Directors, shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors;

(iii) the consummation of a merger, unless following such merger (A) the Persons who were the beneficial owners, respectively, of the Outstanding Company Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the merger beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such merger and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from or surviving in such merger, (B) no Person (excluding any entity resulting from or surviving in such merger or an employee benefit plan (or related trust) of the entity resulting from or surviving in the Merger) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such merger or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the merger and (C) at least a majority of the members of the board of directors of the entity resulting from or surviving in such merger were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the board of directors, providing for such merger;

(iv) the stockholders of the company approve the complete liquidation or dissolution of the company; or

(v) the consummation of a sale or transfer of all or substantially all of the company’s assets.

However, with respect to Mr. Erck, the 40% amount in clause (iii)(B) above shall be 50%.

DIRECTOR COMPENSATION

Director Compensation Policy

Each director who is not an employee is eligible to receive compensation from us for his services as a member of our board of directors or any of its standing committees. Each such non-employee director will be entitled to receive:

•	a quarterly retainer of $5,000 for serving on our board of directors;

•	an annual retainer of $1,500 for serving as a chairperson of any committee of our board of directors;

•	an option to purchase 10,000 shares of our common stock following each annual stockholders meeting. These options vest in increments of 25% of the underlying shares on every anniversary. However, 100% of the underlying shares vest upon a change of control of our company; and

•	reimbursement for reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table sets forth a summary of the compensation earned by our directors and/or paid to certain of our directors pursuant to certain agreements we have with them.

	Fees Earned or Paid
	in Cash	Option Awards		Total
Name	($)	($)		($)

M. James Barrett(2)	22,917	30,400	(1)(5)	53,317
R. Gordon Douglas	23,116	30,400	(1)(5)	53,516
Richard Douglas	21,406	30,400	(1)(5)	51,806
Jeff Himawan(2)	20,177	30,400	(1)(5)	50,577
James Young(2)(3)	9,403	30,400	(5)(6)	39,803
Thomas Martin Vernon(4)	9,785	29,300	(1)(7)	39,085
F. Weller Meyer(4)	12,720	29,300	(1)(7)	42,020

(1)	Represents 10,000 options awarded during 2006.

(2)	Did not receive any fees or other compensation as a director prior to our IPO on February 1, 2006.

(3)	Directorship ended July 5, 2006.

(4)	Directorship began July 5, 2006.

(5)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $4.70, volatility of 75%, expected term of 5 years, risk-free rate of 4.99%, and estimated forfeiture rate of 0%.

(6)	Dr. Young was granted 10,000 options in 2006, but none were vested at the time of Dr. Young’s resignation as a director on July 5, 2006.

(7)	Options awards valued in each case calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model with the following assumptions: exercise price and fair market value of $4.34, volatility of 80%, expected term of 5 years, risk-free rate of 5.19%, and estimated forfeiture rate of 0%.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of common stock as of April 13, 2007 by: (i) selected executive officers and all of our directors and (ii) any entity who, to our knowledge, owns 5% or more of the common stock on an as-converted basis. Unless otherwise indicated, the address for each of the following stockholders is c/o Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878, telephone (301) 556-4500; facsimile (301) 556-4501.

Beneficial ownership is determined in accordance with the rules and regulations of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within sixty (60) days of April 13, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholders’ name.

	Number of Shares	Percent of Shares
	Beneficially	Beneficially
Name	Owned(1)	Owned (%)

Directors and Executive Officers:
Stanley C. Erck(2)	639,304	2.4
Gregory M. Glenn, M.D.(3)	489,832	1.9
Russell P. Wilson(4)	138,565	*
M. James Barrett, Ph.D.(5)	7,525,366	28.3
12321 Middlebrook Road, Suite 210 Germantown, MD 20875
R. Gordon Douglas, M.D.(6)	19,807	*
265 Old Black Point Road Niantic, CT 06357
Richard Douglas, Ph.D.(7)	23,268	*
500 Kendall Street Cambridge, MA 02142
Jeff Himawan, Ph.D.(8)	2,805,187	11.0
435 Tasso Street Palo Alto, CA 94301
Thomas M. Vernon	1,000	*
2134 Spring Street Philadelphia, PA 19103
F. Weller Meyer	4,800	*
7600 Leesburg Pike, East Building, Suite 200 Falls Church, VA 22043
All directors and executive officers as a group (9 persons)	11,647,129	41.8
Five percent stockholders:
Entities affiliated with New Enterprise Associates(9)	7,522,866	28.3
1119 St. Paul Street Baltimore, MD 21202
Essex Woodlands Health Ventures(10)	2,802,687	11.0
435 Tasso Street Palo Alto, CA 94301
Entities affiliated with RA Capital(11)	1,706,828	6.5
111 Huntington Avenue, Suite 610 Boston, MA 02199

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Options are calculated on an as exercised basis.

(2)	Includes 639,304 shares of common stock issuable to Mr. Erck upon the exercise of options vested as of 60 days following April 13, 2007.

(3)	Includes 84,738 shares of common stock held by Dr. Glenn and 405,094 shares of common stock issuable to Dr. Glenn upon exercise of options vested as of 60 days following April 13, 2007.

(4)	Includes 138,565 shares of common stock issuable to Mr. Wilson upon the exercise of options vested as of 60 days following April 13, 2007.

(5)	Includes 2,500 shares of common stock issuable to Dr. Barrett upon the exercise of options vested as of 60 days following April 13, 2007, 6,417,186 shares of common stock and warrants to purchase 1,101,070 shares of common stock exercisable within 60 days of April 13, 2007, held by New Enterprise Associates 10, Limited Partnership (as reported in the Schedule 13D/A filed by New Enterprise Associates 10, Limited Partnership on March 12, 2007), and 4,610 shares of common stock held by NEA Ventures 2002, Limited Partnership (as reported by NEA Ventures 2002, Limited Partnership on February 8, 2007).

(6)	Includes 19,807 shares of common stock issuable to Dr. G. Douglas upon the exercise of options vested as of 60 days following April 13, 2007.

(7)	Includes 3,461 shares of common stock held by Dr. R. Douglas and 19,807 shares of common stock issuable to Dr. R. Douglas upon exercise of options vested as of 60 days following April 13, 2007.

(8)	Includes 2,500 shares of common stock issuable to Dr. Himawan upon the exercise of options vested as of 60 days following April 13, 2007, and 2,802,687 shares of common stock held by Essex Woodlands Health Ventures V, L.P. (as reported in the Schedule 13D filed by Essex Woodlands Health Ventures V, L.P. on November 17, 2006).

(9)	Includes 6,417,186 shares of common stock and warrants to purchase 1,101,070 shares of common stock exercisable within 60 days of April 13, 2007, held by New Enterprise Associates 10, Limited Partnership (as reported in the Schedule 13D/A filed by New Enterprise Associates 10, Limited Partnership on March 12, 2007), and 4,610 shares of common stock held by NEA Ventures 2002, Limited Partnership (as reported by NEA Ventures 2002, Limited Partnership on February 8, 2007).

(10)	Includes 2,802,687 shares of common stock held by Essex Woodlands Health Ventures V, L.P. (as reported in the Schedule 13D filed by Essex Woodlands Health Ventures V, L.P. on November 17, 2006).

(11)	Includes 988,554 shares of common stock and warrants to purchase 691,988 shares of common stock exercisable within 60 days of April 13, 2007 held by RA Capital Biotech Fund, L.P. and 15,462 shares of common stock and warrants to purchase 10,824 shares of common stock exercisable within 60 days of April 13, 2007, held by RA Capital Biotech Fund II, L.P. (as reported by RA Capital in the Schedule 13D filed by RA Capital Management, LLC on March 12, 2007)).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2006 fiscal year, our directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements, except that (1) Jeff Himawan failed to timely file a Form 4 to reflect 428,571 shares of common stock purchased in our IPO by Essex Woodlands Health Ventures V, L.P. on February 6, 2006, (2) M. James Barrett failed to timely file a Form 4 to reflect his receipt of a stock option grant for 10,000 shares of common stock on May 16, 2006, (3) Thomas Vernon failed to timely file a Form 4 to reflect 1,000 shares of common stock purchased in the open market on August 23, 2006, (4) Jeff Himawan failed to timely file a Form 4 to reflect 9,000 shares of common stock purchased by Essex Woodlands Health Ventures V, L.P. pursuant to a 10b5-1 trading plan on September 13, 2006, (5) Jeff Himawan failed to timely file a Form 4 to reflect 700 shares of common stock purchased by Essex Woodlands Health Ventures V, L.P. pursuant to a 10b5-1 trading plan on September 14, 2006, (6) Jeff Himawan failed to timely file a Form 4 to reflect 5,540 shares of common stock purchased by Essex Woodlands Health Ventures V, L.P. pursuant to a 10b5-1 trading plan on September 29, 2006 and (7) Jeff Himawan failed to timely file a Form 4 to reflect 1,500 shares of common stock purchased by Essex Woodlands Health Ventures V, L.P. pursuant to a 10b5-1 trading plan on October 5, 2006. The above Forms 4 were filed with the Securities Exchange Commission, but were not filed within the two day time period provided for in Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Sale of Series B preferred stock by Elan

On November 4, 2005, Elan International Services, Ltd., a wholly owned subsidiary of Elan, or EIS, provided us and certain of the holders of our Series C Preferred Stock with notice that it entered into an agreement to transfer all 14,734,578 shares of our Series B Preferred Stock held by EIS. We and certain of the holders of our Series C Preferred Stock held a contractual right of first refusal with respect to this proposed sale of Series B Preferred Stock by EIS. We did not exercise our right of first refusal, but certain holders of more than five percent of our Series C Preferred Stock exercised their rights of first refusal to purchase the number of shares of Series B Preferred Stock in the table below at a purchase price of $0.2375 per share, or $3.0875 for each share of common stock into which a share of Series B Preferred Stock was converted in connection with our IPO. The purchase was completed on January 5, 2006. The total purchase price paid by all participating holders of our Series C Preferred Stock for all 14,734,578 shares of our Series B Preferred Stock sold by EIS was $3.5 million. This price had been negotiated by EIS and an unrelated third party in October 2005, and, under the terms of the Iomai Stockholders Agreement, dated December 4, 2002, EIS was required to offer these shares to certain holders of our Series C Preferred Stock at the same price. In conjunction with the consummation of our IPO, all shares of Series B Preferred Stock were converted into 1,133,424 shares of common stock.

Series B
Preferred
Investor	Stock

Entities affiliated with directors
Entities affiliated with New Enterprise Associates(1)	5,586,306
Essex Woodlands Health Ventures(2)	1,865,398
MedImmune Ventures, Inc.(3)	1,865,398
Five percent stockholders
Entities affiliated with Technology Partners(4)	2,238,475
Entities affiliated with ProQuest(4)	1,865,396

(1)	Dr. Barrett is a general partner of New Enterprise Associates.

(2)	Dr. Himawan is a managing director of Essex Woodlands Health Ventures.

(3)	Dr. Young is President, Research and Development at MedImmune, Inc. and was a director at the time of the transaction.

(4)	Currently not a five percent stockholder, but was a five percent stockholder at the time of the transaction.

Related Party Transaction Policies and Procedures

The Audit Committee of the Board of Directors is generally responsible for reviewing and approving all material transactions with any related party on a continuing basis. The Board also has the authority to delegate the oversight of a related party transaction to another independent committee. Related parties can include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in our Audit Committee Charter. A copy of the Audit Committee Charter is posted on the corporate governance section of our website at http://www.iomai.com. In evaluating related party transactions, our Audit Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a Committee of the Board and as individual directors. The Audit Committee will approve a related party transaction when, in its good faith judgment, the transaction is in the best interest of Iomai.

To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors and officers who may have a potential or apparent conflict of interest to immediately notify the Corporate Governance Committee, and requires all employees who may have a potential or apparent conflict of interest to immediately notify our Chief Executive Officer, the Corporate Governance Committee or our general counsel, for review and approval of the conflict of interest by management and our Corporate Governance Committee. A copy of our Code of Business Conduct and Ethics is posted on the corporate governance section of our website at http://www.iomai.com.

PROPOSAL 2 –	PROPOSAL TO AMEND OUR 2005 INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE
_ _
The Board, subject to stockholder approval, has approved an amendment to our 2005 Incentive Plan. The Board of Directors recommends a vote FOR this proposal.

The Board of Directors has adopted, subject to stockholder approval, an amendment to our 2005 Incentive Plan (the “Plan”), to increase the number of shares of Iomai common stock reserved for purchase under the Purchase Plan from 1,890,000 shares to 2,740,000 shares. This summary of the proposed amendment and the summary of the Plan are qualified in their entirety by reference to the full text set forth in our 2005 Incentive Plan which is included as Appendix A to this proxy statement.

Summary of the Existing 2005 Incentive Plan

The purpose of the Plan is to advance the interests of the Company by providing stock-based and other incentive awards to our key employees, directors, consultants and advisors.

The Plan provides for the grant of both incentive and nonstatutory stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, stock units, performance awards, cash awards or other awards convertible into common stock. As of April 13, 2007, under the Plan there were:

•	1,890,000 shares of our common stock authorized for issuance;

•	1,888,261 shares of our common stock subject to outstanding options; and

•	1,739 shares of our common stock available for future awards under the Plan.

The shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock. As of April 13, 2007, approximately 111 employees were eligible for grants under the Plan. The Plan will expire on November 16, 2015. The closing price of our common stock on April 13, 2007 was $4.78 per share, as reported by The Nasdaq Global Market.

Administration and Eligibility

Our Compensation Committee administers our 2005 Incentive Plan and determines the terms and conditions of each award, including:

•	the number of underlying shares;

•	the vesting schedule;

•	the duration; and

•	the form of payment of the exercise price.

For option grants to employees who are not officers, the Compensation Committee may approve an aggregate amount and delegate authority to one or more of the officers to allocate individual grants.

The per share exercise price of an award requiring exercise shall not be less than the fair market value of a share of our common stock on the date of grant. In any calendar year, our Compensation Committee may not grant to any person:

•	options or stock appreciation rights representing more than 780,000 shares of our common stock;

•	other awards representing more than 140,000 shares of our common stock; or,

•	cash awards greater than $2,000,000.

These limits are subject to adjustment for changes in our structure or capitalization that affect the number of outstanding shares of our common stock.

We make awards to our directors, employees and consultants based upon their anticipated contribution to the achievement of our objectives and other relevant matters. Because future awards will be within the discretion of our Compensation Committee (and of our executive officers with respect to grants to employees who are not officers), it is not possible to predict to whom future awards will be granted under the plan or the number of shares underlying any award.

New Plan Benefits

If the amendment to the Plan is approved, the number of options that will be received by or allocated to the named Executive Officers (as defined under “Executive Compensation”), all current executive officers as a group, all current directors who are not executive officers as a group and all current employees who are not executive officers as a group, is not determinable at this time. Therefore, the following table sets forth the benefits which would have been received or allocated in 2006 by the persons and groups listed below with respect to the amended 2005 Incentive Plan based on: (i) the market value of the options to purchase common stock issued during 2006, based on a closing price of $4.78 per share on The Nasdaq Global Market on April 13, 2007, minus the exercise price of such options; and (ii) the number of options to purchase shares of common stock issued under the Plan for the fiscal year ended December 31, 2006.

2005 Incentive Plan

Number of
	Dollar Value	Options
Name and Position	($)	(#)

Stanley C. Erck	—	250,000(1)
Director, President, Chief Executive Officer and Treasurer
Gregory M. Glenn, M.D.	—	125,000(1)
Senior Vice President and Chief Scientific Officer
Russell P. Wilson	—	125,000(1)
Senior Vice President, Chief Financial Officer & General Counsel
Executive Group	—	500,000(1)
Non-Executive Director Group	$12,800	70,000(2)
Non-Executive Officer Employee Group	$80,377	499,761(3)

(1)	Represents the number of options to purchase shares of common stock issued under the Plan on February 16, 2006 with an exercise price of $5.51 per share.

(2)	Represents 50,000 options to purchase shares of common stock issued under the Plan on May 16, 2006 with an exercise price of $4.70 per share and 20,000 options to purchase shares of common stock issued under the Plan on July 5, 2006 with an exercise price of $4.34 per share.

(3)	Represents the following options to purchase shares of common stock issued under the Plan on the following dates with the following exercise prices.

Number of Options	Date of Issue	Exercise Price/Share
160,000	February 16, 2006	$5.51
109,761	May 26, 2006	$4.35
79,000	June 13, 2006	$4.36
30,000	November 30, 2006	$5.09
121,000	December 4, 2006	$5.04

Federal Income Tax Consequences Relating to our 2005 Incentive Plan

Nonstatutory stock options. An optionee does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the optionee recognizes ordinary income (subject to withholding if the optionee is an employee) in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise.

Subject to certain limitations of the Internal Revenue Code, we are allowed a tax deduction for the same amount. When the shares are disposed of, any additional gain or loss is treated as short-term or long-term capital gain or loss, depending on the holder’s holding period in the shares. We are not allowed any additional tax deduction. Special rules may apply if the exercise price is paid by tendering our stock.

Incentive stock options. An optionee does not realize taxable income when an incentive stock option is granted or, except as discussed in the next paragraph, exercised. A taxable event occurs when the shares are disposed of. The tax treatment depends on how long the shares are held before the disposition. When shares that have been held for two years from the date of grant and one year from the date of exercise are disposed of, any amount realized in excess of the amount paid for the shares will be taxed to the optionee as long-term capital gain and any loss will be a long-term capital loss. We are not allowed a tax deduction for the amount realized by the optionee. If an optionee disposes of the shares before meeting the one-year and two-year holding periods, the disposition constitutes a “disqualifying disposition,” and an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on a sale of shares to an unrelated party), over the amount paid for the shares is taxed to the optionee as ordinary income. Subject to certain limitations of the Internal Revenue Code, we are allowed a tax deduction for the income realized by an optionee in a disqualifying disposition. Any further gain recognized will be short-term or long-term capital gain and will not result in any deduction for us. Special rules may apply if the exercise price is paid by tendering our stock.

The excess of the fair market value of the option shares on the date of exercise of an incentive stock option over the exercise price will be included in alternative minimum taxable income for the purpose of calculating the optionee’s alternative minimum tax (AMT) in the year of exercise. AMT is based on the amount of the taxpayer’s alternative minimum taxable income that exceeds an exemption amount. Alternative minimum taxable income is the taxpayer’s taxable income with adjustments to reflect special tax treatment of certain items (including incentive stock options). The taxpayer is required to pay the higher of the regular income tax or AMT. For purposes of computing AMT in the year the stock is sold, any gain on the sale is reduced by the amount included in alternative minimum taxable income in the year of exercise. If a taxpayer is required to pay AMT as a result of the exercise of an incentive stock option, the taxpayer may be able to credit a portion of AMT against regular tax liability in later years. A disqualifying disposition in the year of exercise will generally avoid the AMT consequences of exercise of an incentive stock option.

Vote Required

To approve Proposal 2, stockholders holding a majority of Iomai common stock present or represented by proxy at the meeting and entitled to vote on this matter must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 2 and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of the Proposal, and will have the same effect as a vote against the Proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP, an independent registered public accounting firm, has audited our accounts since 2001 and has been hired to conduct our quarterly review for 2007. Representatives of Ernst & Young LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

Audit Fees

Fees incurred by us for professional services rendered by Ernst & Young LLP for the audit of the annual consolidated financial statements, and of management’s assessment of, and the effective operation of, internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements for comfort letters, consents and review of registration statements were $538,450 for 2005 and $219,289 for 2006.

Audit-Related Fees

We paid no fees to Ernst & Young LLP for the audit-related services for 2005 and 2006.

Tax Fees

Fees paid to Ernst & Young LLP associated with tax compliance and tax consultation were $17,600 for 2005 and $19,200 for 2006.

All Other Fees

We paid no other fees to Ernst & Young LLP for 2005 and 2006.

The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent auditor prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee chair to pre-approve between committee meetings services that have not already been pre-approved by the committee. The chair is required to report any such pre-approval decisions to the full committee at its next scheduled meeting. In 2005 and 2006, 100% of the audit-related, tax and other fees described above were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors consists entirely of independent directors who are not officers or employees of Iomai. The board of directors has adopted a written charter for the Audit Committee, the current version of which is available on our website at www.iomai.com. (No material on our website is part of this proxy statement.)

In the course of its oversight of our financial reporting process, the Audit Committee of the board of directors has (1) reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2006, (2) discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Professional Standards, and (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of permissible nonaudit services by the auditors is compatible with maintaining their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

By the Audit Committee,

F. Weller Meyer, Chair
R. Gordon Douglas
Richard Douglas

ADDITIONAL INFORMATION

Stockholder Proposals for 2008 Annual Meeting

Proposals to be included in the proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2008 Annual Meeting of Stockholders, the proposal must be received by us, attention: Chairman of the Board, at our principal executive offices by December 28, 2007.

Other proposals (not to be included in the proxy statement). Under our by-laws a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board at our principal executive offices. Assuming our 2008 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 5, 2008, if you wish to bring business before the 2008 Annual Meeting, you must give us written notice by March 22, 2008.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given or made and the date of the 2008 Annual Meeting is not within 30 days before or after June 5, 2008, notice by the stockholder must be received no later than April 21, 2008. If less than 60 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given or made and the date of the 2008 Annual Meeting is not within 30 days before or after June 5, 2008, notice by the stockholder must be received no later that 15 days after the date Iomai sends notice of the 2008 Annual Meeting. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878, or telephone Investor Relations at 301-556-4478. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

APPENDIX A
2005 Incentive Plan

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares.  A maximum of 1,890,0001 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable listing requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 780,000. The maximum number of shares subject to other Awards granted to any person in any calendar year will be 140,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $2 million. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

1 If the stockholders approve Amendment No. 2 to the Iomai Corporation 2005 Incentive Plan, the number of shares of Stock that may be delivered in satisfaction of Awards under the Plan will increase from 1,890,000 shares to 2,740,000 shares.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after November 16, 2015, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime. ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B), (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award; and

(D) all Stock Options and SARs held by a Non-Employee Director Participant or such Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of one year or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in 2010 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of The NASDAQ Stock Market.

(3) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Awards Not Requiring Exercise

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7.  EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc.  Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction in which the Company is not the surviving entity:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator will provide for payment (a “cash-out”), with respect to all outstanding Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Other Actions. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5) Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(6) Section 409A. In the case of an Award subject to and intended to comply with the requirements of Section 409A of the Code, the payment provisions of this Section 7(a) shall be applied in a manner consistent with the objective of continued compliance with such requirements.

(b) Change of Control Events.  Immediately prior to the occurrence of a Change of Control Event, each outstanding Award granted to a Non-Employee Director that requires exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extend consisting of Stock Units) granted to a Non-Employee Director will be accelerated and such shares will be delivered.

(c) Change in and Distributions With Respect to Stock.

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(c)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(c)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code or applicable listing requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.	WAIVER OF JURY TRIAL

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceeding or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii)	SARs.

(iii)	Restricted Stock.

(iv)	Unrestricted Stock.

(v)	Stock Units, including Restricted Stock Units.

(vi)	Performance Awards.

(vii)	Cash Awards.

(viii)	Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Change of Control Event”: Any or all of the following events:

(i)  The acquisition by a Person (defined as an individual, entity or group, including a group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that the following will not constitute a Change of Control Event: (1) any acquisition directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or its direct or indirect subsidiaries;

(ii) The individuals who, as of November 17, 2005, constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a member of the Board subsequent to November 17, 2005 and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors, or a committee of the Board delegated, by a vote of at least a majority of the Incumbent Directors, the authority to elect or nominate directors, shall be treated as an Incumbent Director unless he or she assumed office as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(iii) The consummation of a Merger, unless following such Merger (A) the Persons who were the beneficial owners, respectively, of the Outstanding Company Stock and of the combined voting power of the Outstanding Company Voting Securities immediately prior to the Merger beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such Merger and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from or surviving in such Merger, (B) no Person (excluding an employee benefit plan (or related trust) of the entity resulting from or surviving in the Merger) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the entity resulting from or surviving in such Merger or the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the entity resulting from or surviving in such Merger were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Merger;

(iv) The stockholders of the Company approve the complete liquidation or dissolution of the Company; or

(v)  The consummation of a sale or transfer of all or substantially all of the Company’s assets.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Iomai Corporation

“Covered Transaction”: Any of (i) a Merger, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Merger”: A consolidation, merger or similar transaction or series of related transactions by the Company.

“Non-Employee Director”: Any director of the Company who is not an employee of the Company.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Compensation Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a project or program basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; acquisitions and divestitures (in whole or in part); joint ventures, license agreements and strategic alliances; spin-offs, split-ups and the like; reorganizations; regulatory filings or approvals; clinical trial milestones; reimbursement approvals; manufacturing milestones; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Iomai Corporation 2005 Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Section 162(m)”: Section 162(m) of the Code.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”: Common Stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

This Plan was approved by the Board of Directors on November 17, 2005.

This Plan was approved by the Stockholders on November 30, 2005.

Amendment No. 1 to the Plan was approved by the Board of Directors on January 18, 2007.

Amendment No. 1 to the Plan was approved by the Stockholders on March 6, 2007.

Amendment No. 2 to the Plan was approved by the Board of Directors on March 22, 2007.

IOMAI CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 5, 2007
     The undersigned stockholder of Iomai Corporation (the “Company”) hereby appoints Stanley Erck and Russell Wilson, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 5, 2007, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
IOMAI CORPORATION
June 5, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓  Please detach along perforated line and mail in the envelope provided.   ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1. Proposal to elect directors				2.	Proposal to amend the 2005 Incentive Plan	FOR	AGAINST	ABSTAIN
		NOMINEES:				☐	☐	☐
☐	FOR ALL NOMINEES	¡ R. Gordon Douglas ¡ F. Weller Meyer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				PLEASE SIGN AND MAIL THIS PROXY TODAY
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF
IOMAI CORPORATION
June 5, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

↓  Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.  ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1. Election of Directors				2.	Proposal to amend the 2005 Incentive Plan	FOR	AGAINST	ABSTAIN
		NOMINEES:				☐	☐	☐
☐	FOR ALL NOMINEES	¡ R. Gordon Douglas ¡ F. Weller Meyer
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				PLEASE SIGN AND MAIL THIS PROXY TODAY
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.